EXHIBIT 99.1

j2 Reports Third Quarter 2016 Results

Achieves Record Third Quarter Revenues (up 17.6% to $210.1 million vs. Q3 2015),
GAAP Diluted EPS (up 22.1% to $0.94 vs. Q3 2015)

Announces Twenty-First Consecutive Quarterly Dividend Increase

LOS ANGELES -- j2 Global, Inc. (NASDAQGS: JCOM) today reported financial results for the third quarter ended September 30, 2016 and announced that its Board of Directors has declared an increased quarterly cash dividend of $0.3550 per share.

THIRD QUARTER 2016 RESULTS

Q3 2016 quarterly revenues increased 17.6% to a Q3 record of $210.1 million compared to $178.7 million for Q3 2015.

Net cash provided by operating activities increased by 18.6% to $60.5 million compared to $51.0 million for Q3 2015. Q3 2016 free cash flow(1) increased by 7.3% to $53.2 million compared to $49.6 million for Q3 2015 which included an adjustment to free cash flow of $1.2 million associated with taxes for prior periods under audit. Exclusive of the impact of the adjustment in Q3 2015, free cash flow increased by 9.9% compared to $48.4 million for Q3 2015.

GAAP earnings per diluted share(2) increased 22.1% to $0.94 in Q3 2016 compared to $0.77 for Q3 2015. Adjusted non-GAAP earnings per diluted share(2)(3) for the quarter increased 20.2% to $1.25 compared to $1.04 for Q3 2015.

GAAP net income increased by 21.9% to $45.6 million compared to $37.4 million for Q3 2015.

Quarterly Adjusted EBITDA(4) increased 13.2% to $95.4 million compared to $84.3 million for Q3 2015.

j2 ended the quarter with approximately $378.9 million in cash and investments after deploying approximately $85.0 million during the quarter with respect to the repurchase of approximately 935,000 shares of j2 common stock, four acquisitions and j2's regular quarterly dividend.

Key financial results for Q3 2016 versus Q3 2015 are set forth in the following table (in millions, except per share amounts). Reconciliations of Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

	Q3 2016	Q3 2015	% Change
Revenues
Cloud Services	$142.2 million	$125.3 million	13.5%
Digital Media	$66.8 million	$52.3 million	27.7%
IP Licensing	$1.1 million	$1.1 million	—%
Total Revenue:	$210.1 million	$178.7 million	17.6%
Operating Income	$62.1 million	$55.7 million	11.5%
Net Cash Provided by Operating Activities	$60.5 million	$51.0 million	18.6%
Free Cash Flow (1)	$53.2 million	$49.6 million	7.3%
GAAP Earnings per Diluted Share (2)	$0.94	$0.77	22.1%
Adjusted Non-GAAP Earnings per Diluted Share (2) (3)	$1.25	$1.04	20.2%
GAAP Net Income	$45.6 million	$37.4 million	21.9%
Non-GAAP Net Income	$60.7 million	$50.7 million	19.7%
Adjusted EBITDA (4)	$95.4 million	$84.3 million	13.2%
Adjusted EBITDA Margin (4)	45.4%	47.2%	(1.8)%

"Our third quarter results highlight the positive combination of healthy revenue growth and efficient expense management" said Hemi Zucker, CEO of j2 Global. "Our efforts yielded an impressive 20% year-over-year Adjusted non-GAAP Diluted EPS increase and 18% year-over-year revenue growth. With the excellent results for the first nine months of the year, I am pleased to announce that our results are trending toward the higher end of our Adjusted non-GAAP earnings per diluted share guidance for the year."

BUSINESS OUTLOOK

For fiscal 2016, the Company estimates that it will achieve revenues between $830 and $860 million and Adjusted non-GAAP earnings per diluted share of between $4.70 and $5.00.

Adjusted non-GAAP earnings per diluted share for 2016 excludes share-based compensation of between $12 and $14 million, amortization of acquired intangibles and the impact of any currently unanticipated items, in each case net of tax.

It is anticipated that the non-GAAP effective tax rate for 2016 (exclusive of the release of reserves for uncertain tax positions) will be at the lower end of the range between 29% and 31%.

The Company has not reconciled the Adjusted non-GAAP earnings per diluted share and tax rate guidance included in this release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability with respect to costs related to acquisitions and taxation, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable and significant impact on our future GAAP financial results.

DIVIDEND

j2's Board of Directors has approved a quarterly cash dividend of $0.3550 per common share, a $0.01, or 2.9% increase versus last quarter's dividend. This is j2's twenty-first consecutive quarterly dividend increase since its first quarterly dividend in September 2011. The dividend will be paid on December 5, 2016 to all shareholders of record as of the close of business on November 18, 2016. Future dividends will be subject to Board approval.

Notes:

(1)
Free cash flow is defined as net cash provided by operating activities, less purchases of property, plant and equipment, plus excess tax benefit from share-based compensation. Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(2)
The estimated GAAP effective tax rates were approximately 25.8% for Q3 2016 and 15.8% for Q3 2015. The estimated Adjusted non-GAAP effective tax rates were approximately 27.7% for Q3 2016 and 28.7% for Q3 2015.

(3)
For Q3 2016, Adjusted non-GAAP earnings per diluted share excludes share-based compensation, certain acquisition-related integration costs, interest costs in excess of the coupon rate associated with convertible notes, amortization of acquired intangibles, additional tax expense (benefit) from prior years and sale of investments, in each case net of tax, totaling $0.32 per diluted share. For Q3 2015, Adjusted non-GAAP earnings per diluted share excludes share-based compensation, certain acquisition-related integration costs, interest costs in excess of the coupon rate associated with convertible notes, amortization of acquired intangibles and additional tax expense (benefit) from prior years, in each case net of tax, totaling $0.28 per diluted share.

(4)
Adjusted EBITDA is defined as earnings before interest and other expense, net; income tax expense; depreciation and amortization; and the items used to reconcile EPS to Adjusted non-GAAP EPS referred to in Note (3) above. Adjusted EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

About j2 Global

j2 Global, Inc. (NASDAQ: JCOM) provides Internet services through two divisions: Business Cloud Services and Digital Media. The Business Cloud Services Division offers Internet fax, virtual phone, hosted email, email marketing, online backup, unified communications and CRM solutions. It markets its services principally under the brand names eFax ®, eVoice ®, FuseMail ®, Campaigner ®, KeepItSafe ®, Livedrive®, Onebox ®, and LiveVault®, and operates a messaging network spanning 50 countries on six continents. The Digital Media Division offers technology, gaming and lifestyle content through its digital properties, which include IGN, PCMag, AskMen, Speedtest, Offers, ExtremeTech, Geek, Toolbox, Techbargains, emedia, and Salesify and others. As of December 31, 2015, j2 had achieved 20 consecutive fiscal years of revenue growth. For more information about j2, please visit www.j2global.com.

Contact:

Laura Hinson
j2 Global, Inc.
800-577-1790
press@j2.com

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995, particularly those contained in Hemi Zucker's quote and the "Business Outlook" portion regarding the Company's expected fiscal 2016 financial performance. These forward-looking statements are based on management's current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company's ability to grow non-fax revenues, profitability and cash flows; the Company's ability to identify, close and successfully transition acquisitions; subscriber growth and retention; variability of the Company's revenue based on changing conditions in particular industries and the economy generally; protection of the Company's proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; and the numerous other factors set forth in j2 Global's filings with the Securities and Exchange Commission ("SEC"). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the 2015 Annual Report on Form 10-K filed by j2 Global on February 29, 2016, and the other reports filed by j2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release and particularly those contained in Hemi Zucker's quote and the "Business Outlook" portion regarding the Company's expected fiscal 2016 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management's expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

About non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following Adjusted non-GAAP financial measures: Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these Adjusted non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these Adjusted non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these Adjusted non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These Adjusted non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity. We believe these Adjusted non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

For more information on these Adjusted non-GAAP financial measures, please see the appropriate GAAP to Adjusted non-GAAP reconciliation tables included within the attached Exhibit to this release.

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	September 30, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$285,563	$255,530
Short-term investments	39,908	79,655
Accounts receivable, net of allowances of $6,643 and $4,261, respectively	114,581	114,680
Prepaid expenses and other current assets	26,567	25,722
Deferred income taxes, current	—	7,218
Total current assets	466,619	482,805
Long-term investments	53,421	78,563
Property and equipment, net	61,437	57,442
Goodwill	853,791	807,661
Other purchased intangibles, net	325,654	352,641
Deferred income taxes, non-current	4,454	—
Other assets	3,769	4,607
TOTAL ASSETS	$1,769,145	$1,783,719

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$101,830	$114,384
Income taxes payable	2,207	5,589
Deferred revenue, current	76,259	76,104
Capital lease, current	191	214
Deferred income taxes, current	—	363
Total current liabilities	180,487	196,654
Long-term debt	599,260	592,037
Deferred revenue, non-current	2,354	6,538
Capital lease, non-current	12	148
Liability for uncertain tax positions	44,418	35,917
Deferred income taxes, non-current	39,975	43,989
Other long-term liabilities	4,445	18,228
TOTAL LIABILITIES	870,951	893,511

Commitments and contingencies

Preferred stock	—	—
Common stock	472	479
Additional paid-in capital	304,385	292,064
Retained earnings	634,386	626,789
Accumulated other comprehensive loss	(41,049)	(29,124)
TOTAL STOCKHOLDERS' EQUITY	898,194	890,208
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,769,145	$1,783,719

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED, IN THOUSANDS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Total revenues	$210,116	$178,701	$622,418	$515,992

Cost of revenues (1)	36,992	30,669	106,870	88,350
Gross profit	173,124	148,032	515,548	427,642

Operating expenses:
Sales and marketing (1)	46,425	38,808	143,155	116,819
Research, development and engineering (1)	8,965	8,289	27,165	25,704
General and administrative (1)	55,612	45,202	170,823	138,790
Total operating expenses	111,002	92,299	341,143	281,313
Income from operations	62,122	55,733	174,405	146,329
Interest expense, net	10,436	10,259	30,971	31,453
Other expense (income), net	(9,718)	1,086	(9,805)	390
Income before income taxes	61,404	44,388	153,239	114,486
Income tax expense	15,835	7,013	43,958	16,317
Net income	$45,569	$37,375	$109,281	$98,169

Basic net income per common share:
Net income attributable to j2 Global, Inc. common shareholders	$0.95	$0.77	$2.25	$2.03

Diluted net income per common share:
Net income attributable to j2 Global, Inc. common shareholders	$0.94	$0.77	$2.24	$2.02

Basic weighted average shares outstanding	47,310,011	47,696,224	47,775,798	47,553,075
Diluted weighted average shares outstanding	47,494,744	47,953,871	47,997,674	47,777,622

(1) Includes share-based compensation expense as follows:
Cost of revenues	$116	$99	$314	$273
Sales and marketing	423	624	1,388	1,811
Research, development and engineering	235	227	663	635
General and administrative	2,925	1,820	7,582	6,224
Total	$3,699	$2,770	$9,947	$8,943

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED, IN THOUSANDS)	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net income	$109,281	$98,169
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	88,569	63,635
Accretion and amortization of discount and premium of investments	896	871
Amortization of financing costs and discounts	7,224	6,774
Share-based compensation	9,947	8,943
Excess tax benefits from share-based compensation	(2,071)	(4,541)
Provision for doubtful accounts	9,072	5,015
Deferred income taxes, net	(2,328)	219
Gain on sale of available-for-sale investments	(7,709)	(37)
Decrease (increase) in:
Accounts receivable	(7,631)	(4,296)
Prepaid expenses and other current assets	(663)	2,815
Other assets	937	(77)
Increase (decrease) in:
Accounts payable and accrued expenses	(4,601)	(5,783)
Income taxes payable	(927)	(13,565)
Deferred revenue	(4,134)	(3,727)
Liability for uncertain tax positions	8,502	(9,916)
Other long-term liabilities	(11,824)	4,074
Net cash provided by operating activities	192,540	148,573
Cash flows from investing activities:
Maturity of certificates of deposit	—	65
Purchase of certificates of deposit	—	(62)
Maturity of available-for-sale investments	145,005	87,976
Purchase of available-for-sale investments	(75,834)	(78,281)
Purchases of property and equipment	(17,447)	(11,927)
Purchases of intangible assets	(2,014)	(1,258)
Acquisition of businesses, net of cash received	(91,401)	(259,838)
Net cash used in investing activities	(41,691)	(263,325)
Cash flows from financing activities:
Repurchases of common and restricted stock	(56,083)	(3,159)
Issuance of stock, net of costs	3,463	4,814
Excess tax benefits from share-based compensation	2,071	4,541
Dividends paid	(48,768)	(43,526)
Deferred payments for acquisitions	(18,939)	(5,411)
Other	(391)	(250)
Net cash used in financing activities	(118,647)	(42,991)
Effect of exchange rate changes on cash and cash equivalents	(2,169)	(3,552)
Net change in cash and cash equivalents	30,033	(161,295)
Cash and cash equivalents at beginning of period	255,530	433,663
Cash and cash equivalents at end of period	$285,563	$272,368

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications, net of tax: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of additional tax or indirect tax related (expense) benefit from prior years; (6) sale of investments; and (7) IRS consulting fee.

	Three Months Ended September 30,
	2016	Per Diluted Share *	2015	Per Diluted Share *
Net income	$45,569	$0.94	$37,375	$0.77
Plus:
Share based compensation (1)	2,660	0.06	2,112	0.04
Acquisition related integration costs (2)	(588)	(0.01)	3,398	0.07
Interest costs (3)	1,623	0.03	1,556	0.03
Amortization (4)	16,065	0.34	11,413	0.24
Tax benefit from prior years (5)	—	—	(5,140)	(0.11)
Sale of investments (6)	(4,674)	(0.10)	—	—
Adjusted non-GAAP net income	$60,655	$1.25	$50,714	$1.04

	Nine Months Ended September 30,
	2016	Per Diluted Share *	2015	Per Diluted Share *
Net income	$109,281	$2.24	$98,169	$2.02
Plus:
Share based compensation (1)	7,232	0.15	6,572	0.14
Acquisition related integration costs (2)	3,777	0.08	6,989	0.15
Interest costs (3)	4,318	0.09	4,112	0.09
Amortization (4)	51,705	1.08	37,025	0.77
Tax expense (benefit) from prior years (5)	53	—	(12,786)	(0.27)
Sale of investments (6)	(4,675)	(0.10)	—	—
IRS consulting fee (7)	—	—	(159)	—
Adjusted non-GAAP net income	$171,691	$3.50	$139,922	$2.88

* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of additional tax or indirect tax related (expense) benefit from prior years; and (6) sale of investments.

	Three Months Ended September 30,
	2016	2015
Cost of revenues	$36,992	$30,669
Plus:
Share based compensation (1)	(116)	(99)
Amortization (4)	(1,334)	(733)
Adjusted non-GAAP cost of revenues	$35,542	$29,837

Sales and marketing	$46,425	$38,808
Plus:
Share based compensation (1)	(423)	(624)
Acquisition related integration costs (2)	(409)	—
Adjusted non-GAAP sales and marketing	$45,593	$38,184

Research, Development and Engineering	$8,965	$8,289
Plus:
Share based compensation (1)	(235)	(227)
Acquisition related integration costs (2)	(51)	—
Adjusted non-GAAP research, development and engineering	$8,679	$8,062

General and administrative	$55,612	$45,202
Plus:
Share based compensation (1)	(2,925)	(1,820)
Acquisition related integration costs (2)	1,196	(5,356)
Amortization (4)	(23,730)	(16,037)
Adjusted non-GAAP general and administrative	$30,153	$21,989

Interest expense, net	$10,436	$10,259
Plus:
Interest costs (3)	(1,940)	(1,831)
Adjusted non-GAAP interest expense, net	$8,496	$8,428

Other expense (income), net	$(9,718)	$1,086
Plus:
Sale of investments (6)	7,540	—
Adjusted non-GAAP other expense (income), net	(2,178)	1,086

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Income Tax Provision	$15,835	$7,013
Plus:
Share based compensation (1)	1,039	658
Acquisition related integration costs (2)	(148)	1,958
Interest costs (3)	317	275
Amortization (4)	8,999	5,357
Tax benefit from prior years (5)	—	5,140
Sale of investments (6)	(2,866)	—
Adjusted non-GAAP income tax provision	$23,176	$20,401

Total adjustments	$(15,086)	$(13,339)

GAAP earnings per diluted share	$0.94	$0.77
Adjustments *	$0.32	$0.28
Adjusted non-GAAP earnings per diluted share	$1.25	$1.04

* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP Earnings Per Share ("EPS") as a supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this Adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, this Adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications, net of tax: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of additional tax or indirect tax related (expense) benefit from prior years; (6) IRS consulting fee; and (7) sale of investments.

	Nine Months Ended September 30,
	2016	2015
Cost of revenues	$106,870	$88,350
Plus:
Share based compensation (1)	(314)	(273)
Amortization (4)	(3,890)	(2,062)
Adjusted non-GAAP cost of revenues	$102,666	$86,015

Sales and marketing	$143,155	$116,819
Plus:
Share based compensation (1)	(1,388)	(1,811)
Acquisition related integration costs (2)	(1,534)	(715)
Adjusted non-GAAP sales and marketing	$140,233	$114,293

Research, development and engineering	$27,165	$25,704
Plus:
Share based compensation (1)	(663)	(635)
Acquisition related integration costs (2)	(50)	(79)
Adjusted non-GAAP research, development and engineering	$26,452	$24,990

General and administrative	$170,823	$138,790
Plus:
Share based compensation (1)	(7,582)	(6,224)
Acquisition related integration costs (2)	(4,226)	(9,990)
Amortization (4)	(69,654)	(50,580)
Tax benefit from prior years (5)	(900)	(3,651)
IRS consulting fee (6)	—	204
Adjusted non-GAAP general and administrative	$88,461	$68,549

Interest expense, net	$30,971	$31,453
Plus:
Interest costs (3)	(5,739)	(5,415)
Tax benefit from prior years (5)	—	(472)
Adjusted non-GAAP interest expense, net	$25,232	$25,566

Other expense (income), net	$(9,805)	$390
Plus:
Tax benefit from prior years (5)	811	—
Sale of investments (7)	7,540	—
Adjusted non-GAAP other expense (income), net	$(1,454)	$390

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Income tax provision	$43,958	$16,317
Plus:
Share based compensation (1)	2,715	2,371
Acquisition related integration costs (2)	2,033	3,795
Interest costs (3)	1,421	1,303
Amortization (4)	21,839	15,617
Tax benefit from prior years (5)	36	16,909
IRS consulting fee (6)	—	(45)
Sale of investments (7)	(2,865)	—
Adjusted non-GAAP income tax provision	$69,137	$56,267

Total adjustments	$(62,410)	$(41,753)

GAAP earnings per diluted share	$2.24	$2.02
Adjustments *	$1.26	$0.86
Adjusted non-GAAP earnings per diluted share	$3.50	$2.88

* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP Earnings Per Share ("EPS") as a supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this Adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, this Adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP, the Company uses the following Non-GAAP financial measures: Adjusted EBITDA, Adjusted non-GAAP net income, and Adjusted non-GAAP diluted EPS (collectively the "Non-GAAP financial measures"). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. The company uses these Non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The company believes that they provide useful information about core operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

(1) Share Based Compensation. The company excludes stock-based compensation because it is non-cash in nature and because the company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. The company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements.   In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(2) Acquisition Related Integration Costs. The company excludes certain acquisition and related integration costs such as severance, lease terminations, retention bonuses and other acquisition-specific items.   The company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(3) Interest Costs. In June 2014, the company issued $402.5 million aggregate principal amount of 3.25% convertible senior notes.  In accordance with GAAP, the company separately accounts for the value of the liability and equity features of its outstanding convertible senior notes in a manner that reflects the company's non-convertible debt borrowing rate.  The value of the conversion feature, reflected as a debt discount, is amortized to interest expense over time. Accordingly, the company recognizes imputed interest expense on its convertible senior notes of approximately 5.8% in its income statement. The company excludes the difference between the imputed interest expense and the coupon interest expense of 3.25% because it is non-cash in nature and because the company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding core operational performance.   In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(4) Amortization. The company excludes amortization of patents and acquired intangible assets because it is non-cash in nature and because the company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(5) Tax Benefits from Prior Years. The company excludes certain income tax-related items in respect of income tax audit settlements and their related FIN 48 accrual reversals.   The company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(6) Gain on Sale of Investment. The company excludes the gain on sale of its strategic equity investment in Carbonite, Inc. The company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(7) IRS Consulting Fee. The company excludes IRS consulting fees related to IRS audit appeals and settlements. The company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

The company presents Adjusted non-GAAP Cost of Revenues, Adjusted non-GAAP Research, Development and Engineering, Adjusted non-GAAP Sales and Marketing, Adjusted non-GAAP General and Administrative, Adjusted non-GAAP Interest Expense, Adjusted non-GAAP Other Expense (Income), Adjusted non-GAAP Income Tax Provision and Adjusted non-GAAP Net Income because the company believes that these provide useful information about our operating results and enhance the overall understanding of past financial performance and future prospects.

j2 GLOBAL, INC.
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Net income	$45,569	$37,375	$109,281	$98,169
Plus:
Interest expense, net	10,436	10,259	30,971	31,453
Other expense (income), net	(9,718)	1,086	(9,805)	390
Income tax expense	15,835	7,013	43,958	16,317
Depreciation and amortization	30,336	20,454	88,569	63,635
Reconciliation of GAAP to Adjusted non-GAAP financial measures:
Share-based compensation and the associated payroll tax expense	3,699	2,770	9,947	8,943
Acquisition-related integration costs	(736)	5,356	5,810	10,784
Additional indirect tax expense from prior years	—	—	900	3,651
IRS consulting fee	—	—	—	(204)

Adjusted EBITDA	$95,421	$84,313	$279,631	$233,138

Adjusted EBITDA as calculated above represents earnings before interest and other expense, net, income tax expense, depreciation and amortization and the items used to reconcile GAAP to Adjusted non-GAAP financial measures, including (1) share-based compensation, (2) certain acquisition-related integration costs, (3) additional indirect tax expense from prior years, and (4) IRS consulting fee. We disclose Adjusted EBITDA as a supplemental non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to Adjusted EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of Adjusted EBITDA provides useful information to investors.

Adjusted EBITDA is not in accordance with, or an alternative to, net income, and may be different from non-GAAP measures used by other companies. In addition, Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Q1	Q2	Q3	Q4	YTD
2016
Net cash provided by operating activities	$64,524	$67,528	$60,488	$—	$192,540
Less: Purchases of property and equipment	(4,321)	(4,865)	(8,261)	—	(17,447)
Add: Excess tax benefit share-based compensation	264	833	974	—	2,071
Free cash flows	$60,467	$63,496	$53,201	$—	$177,164

	Q1	Q2	Q3	Q4	YTD
2015
Net cash provided by operating activities	$45,716	$51,894	$50,963	$80,488	$229,061
Less: Purchases of property and equipment	(2,401)	(4,554)	(4,972)	(5,370)	(17,297)
Add: Excess tax benefit share-based compensation	334	1,770	2,437	(55)	4,486
Add: IRS settlement*	—	5,753	1,164	—	6,917
Free cash flows	$43,649	$54,863	$49,592	$75,063	$223,167

* Free cash flows of $54.9 million and $49.6 million for Q2 2015 and Q3 2015, respectively, were before the effect of payments associated with taxes for prior periods under audit.

The Company discloses Free Cash Flows as supplemental Non-GAAP financial performance measure, as it believes it is a useful metrics by which to compare the performance of its business from period to period. The Company also understands that this Non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this Non-GAAP financial measure provides useful information to investors.

Free Cash Flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, the Non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED SEPTEMBER 30, 2016
(UNAUDITED, IN THOUSANDS)

	Cloud	Cloud	IP	Digital
	Connect	Services	Licensing	Media	j2 Global, Inc.	Total

Revenues
GAAP revenues	$92,599	$49,624	$1,119	$66,774	$—	$210,116

Gross profit
GAAP gross profit	$76,652	$34,197	$1,116	$61,159	$—	$173,124
Non-GAAP adjustments:
Share-based compensation	97	19	—	—	—	116
Amortization	127	1,207	—	—	—	1,334
Adjusted non-GAAP gross profit	$76,876	$35,423	$1,116	$61,159	$—	$174,574

Operating profit
GAAP operating profit	$43,543	$10,354	$(996)	$13,887	$(4,666)	$62,122
Non-GAAP adjustments:
Share-based compensation	962	495	—	713	1,529	3,699
Acquisition related integration costs	65	—	—	(801)	—	(736)
Amortization	4,552	11,821	1,442	7,249	—	25,064
Adjusted non-GAAP operating profit	$49,122	$22,670	$446	$21,048	$(3,137)	$90,149

Depreciation	1,399	1,004	—	2,869	—	5,272
Adjusted EBITDA	$50,521	$23,674	$446	$23,917	$(3,137)	$95,421

NOTE: Table above excludes certain intercompany allocations

  j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED SEPTEMBER 30, 2015
(UNAUDITED, IN THOUSANDS)

	Cloud	Cloud	IP	Digital
	Connect	Services	Licensing	Media	j2 Global, Inc.	Total

Revenues
GAAP revenues	$89,511	$35,819	$1,106	$52,265	$—	$178,701

Gross profit
GAAP gross profit	$75,226	$25,356	$1,106	$46,343	$1	$148,032
Non-GAAP adjustments:
Share-based compensation	99	—	—	—	—	99
Amortization	122	611	—	—	—	733
Adjusted non-GAAP gross profit	$75,447	$25,967	$1,106	$46,343	$1	$148,864

Operating profit
GAAP operating profit	$46,222	$7,922	$(986)	$7,296	$(4,721)	$55,733
Non-GAAP adjustments:
Share-based compensation	1,185	—	—	479	1,106	2,770
Acquisition related integration costs	95	—	—	5,261	—	5,356
Amortization	4,106	5,403	1,622	5,639	—	16,770
Adjusted Non-GAAP operating profit	$51,608	$13,325	$636	$18,675	$(3,615)	$80,629

Depreciation	1,415	628	—	1,641	—	3,684
Adjusted EBITDA	$53,023	$13,953	$636	$20,316	$(3,615)	$84,313

NOTE: Table above excludes certain intercompany allocations